Exhibit 99.1

PAVmed Inc. Announces Second Quarter 2016 Financial Results and Provides Business Update

- Conference Call to be Held August 17th-

NEW YORK (August 16, 2016) – PAVmed Inc. (Nasdaq: PAVM) (“PAVmed” or the “Company”), a highly-differentiated multi-product medical device company, today announced financial results for the second quarter ended June 30, 2016 and provided a business update.

“We have made solid progress in executing on our milestones and advancing our growth strategy, during the quarter and recent weeks,” said Dr. Lishan Aklog, Chairman and Chief Executive Officer of PAVmed. “Of note, we raised net proceeds of $4.2 million in our Initial Public Offering completed in April, which provided us with the funds to accelerate our lead products through the commercialization pathway. Two products in particular are worth highlighting. Last month we announced that PortIO™, our implantable intraosseous vascular access device, entered verification and validation testing, which is the final phase of pre-submission testing prior to filing a 510(k) application with the U.S. Food and Drug Administration (FDA). We expect to file for clearance by the end of the year, and to begin marketing the product in 2017. In June, we announced the successful completion of a pre-clinical human cadaver study, demonstrating that the Company’s completely percutaneous CarpX™ device reliably and effectively transects the ligament which causes Carpal Tunnel Syndrome (CTS). We have now initiated the final design phase for the commercial CarpX device, and expect to initiate formal verification and validation testing by the end of the year and to submit our 510(k) application to the FDA in 2017.”

“We are also pleased with the advancement of our other lead products including our NextCath™ self-anchoring short-term catheter platform technology, our Caldus™ disposable tissue ablation platform technology and NextFlo™, our proprietary highly-accurate variable flow resistor disposable infusion pump. We expect to progress towards clearance and commercialization of these products in 2017,” Dr. Aklog added.

For the three and six months ended June 30, 2016, we incurred $355,001 and 534,142 of research and development costs, respectively and $959,734 and $1,477,473 of formation and operating costs. Cash was $3,022,845 at June 30, 2016.

Full second quarter financial results can be obtained from the Company’s investor relations website here or directly from the SEC website here.

Conference Call and Webcast

PAVmed management will hold a conference call and webcast on Wednesday, August 17th at 4:30 p.m. Eastern time to provide a business update and discuss near-term milestones and growth strategy. To access the conference call, U.S.-based listeners should dial (844) 666-7591 and international listeners should dial (443) 961-0431. All listeners should provide the following passcode: 65791790. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.pavm.com.

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Following the conclusion of the conference call, a replay will be available through August 24, 2016 and can be accessed by dialing (855) 859-2056 from within the U.S. or (404) 537-3406 from outside the U.S. All listeners should provide passcode 65791790. The webcast will be available for 90 days.

About PAVmed

PAVmed Inc. (Nasdaq: PAVM,) is a highly differentiated, multi-product medical device company employing a unique business model designed to advance products from concept to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding multi-product pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs, have attractive regulatory pathways and market opportunities and encompass a broad spectrum of clinical areas including carpal tunnel syndrome (CarpX™), medical infusions (NextFlo™ and NextCath™), interventional radiology (PortIO™ and NextCath), tissue ablation and cardiovascular intervention (Caldus™). The Company intends to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For further information, please visit www.pavm.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the uncertainties inherent in research and development, including the cost and time required advance our products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from our pre-clinical studies; whether and when our products are cleared by regulatory authorities; market acceptance of our products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet sought or received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA, “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by us after our most recent Annual Report. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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Contacts

Investors

For PAVmed Inc.
LHA

Kim Sutton Golodetz, 212-838-3777

kgolodetz@lhai.com

or

Media

Erich Sandoval

esandoval@lazarpartners.com

213-908-6226